As filed with the Securities and Exchange Commission on May 12, 1997
                    Securities Act Registration No. 333-3442


         U.S. Securities and Exchange Commission, Washington, D.C. 20549

                                    Form SB-1

                         POST-EFFECTIVE AMENDMENT NO. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                            ALBINA COMMUNITY BANCORP
                 (Name of small business issuer in its charter)

         Oregon                         6022                     93-1129061
(State or jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)



                     2002 N.E. Martin Luther King, Jr. Blvd.
                       Portland, Oregon 97212 503-287-7537
          (Address and telephone number of principal executive offices)


                            Leon C. Smith, President
                     2002 N.E. Martin Luther King, Jr. Blvd.
                             Portland, Oregon 97212
                                  503-287-7288
            (Name, address and telephone number of agent for service)


                        Copies of all communications to:

              Gordon E. Crim, Esq. or Kenneth E. Roberts, Jr., Esq.
                            Foster Pepper & Shefelman
                          101 S.W. Main St., 15th Floor
                             Portland, Oregon 97204








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         This  registration  statement  relates  to  a  continuous  offering  of securities pursuant to Rule 415(a)(1)(ix). Pursuant to an undertaking required by Item 512(a) of Regulation S-K, the Registrant hereby amends this registration statement to remove from registration the following securities which remained unsold as of April 30, 1997, the date on which the offering was terminated:



         62,135 shares of Class A Common Stock, no par value.









                                    SIGNATURE

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-1 and authorized this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Portland, State of Oregon, on May 9, 1996.


                                            ALBINA COMMUNITY BANCORP


                                            By:    /s/ Leon C. Smith
                                                   Leon C. Smith, President




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